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                                                                       EXHIBIT 8

                                January 9, 1998

Board of Directors
Group Technologies Corporation
10901 Malcolm McKinley Drive
Tampa, Florida  33612

Board of Directors
Group Financial Partners, Inc.
455 Fourth Avenue
Louisville, Kentucky  40202

Board of Directors
Bell Technologies, Inc.
6120 Hanging Moss Road
Orlando, Florida  32807

Board of Directors
Tube Turns Technologies, Inc.
2900 West Broadway
Louisville, Kentucky  40232

Gentlemen:

     We have acted as special tax counsel in connection with (i) certain federal income tax consequences resulting from (x) the transactions to be effected pursuant to the terms of the Third Amended and Restated Agreement and Plan of Reorganization (in the aggregate, the "Reorganization") by and among Group Technologies Corporation, a Florida corporation ("GTC"), Group Financial Partners, Inc., a Kentucky corporation ("GFP"), Tube Turns Technologies, Inc., a Kentucky corporation ("Tube Turns"), and Bell Technologies, Inc., a Florida corporation ("Bell"), (y) the merger of GTC with and into Sypris Solutions, Inc., a newly formed wholly-owned subsidiary of GTC ("Sypris") pursuant to the Agreement and Plan of Merger by and among GTC and Sypris (the "Reincorporation") (collectively, the "Plan of Reorganization"), and (ii) the filing of the registration statement by GTC on Form S-4 (together with all amendments and exhibits thereto through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the shares of GTC Common Stock to be
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 2.


issued pursuant to the Plan of Reorganization. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including without limitation, the Plan of Reorganization and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the due execution and delivery of all documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies, and the authenticity of the originals of such copies.

     As to factual matters, in rendering this opinion, we have relied solely on and have assumed the present and continuing truth and accuracy of (i) the description of the facts relating to the Reorganization and Reincorporation contained in the Plan of Reorganization and Registration Statement, (ii) the factual representations and warranties contained in the Plan of Reorganization and Registration Statement and related documents and agreements, and (iii) the factual matters addressed by representations from certain executive officers of GTC, New GTC (hereinafter defined), Sypris, GFP, Tube Turns, New Tube Turns, Bell and New Bell contained in letters to us dated January 9, 1998 (the "Representation Letters"). The Representation Letters address various factual matters relevant to the qualification of certain of the transactions as either tax-deferred reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") or tax-deferred contributions under Section 351 of the Code. The initial and continuing truth and accuracy of all such factual matters constitutes an integral basis for, and a material condition to, this opinion.

     The scope of this opinion is limited strictly to the matters set forth below and no other opinion may be implied or inferred beyond such matters. Without limiting the foregoing sentence, we express no opinion as to (i) any of the local, state, foreign or other federal tax consequences resulting from the Reorganization or Reincorporation, (ii) the federal income tax consequences to shareholders of GTC, GFP, Tube Turns and Bell subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset, (iii) the federal income tax consequences affecting shares of GTC Common Stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation, or holders of warrants, options or other rights to acquire shares of GFP Common Stock, GTC Common Stock, Tube Turns
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 3.


Common Stock and Bell Common Stock, and (iv) the federal income tax consequences to any party of the Conversion, Spin-Off, and Reverse Stock Split (all herein defined).

     The following description of the Reorganization and Reincorporation is intended only as a summary and is qualified in its entirety by that set forth in the Plan of Reorganization and Registration Statement. Pursuant to the Plan of Reorganization, the following will occur in chronological order: (i) the Conversion; (ii) the Spin-Off; (iii) the Tube Turns Merger; (iv) the Bell Merger; (v) the Merger; (vi) the GTC Contribution; (vii) the Reverse Stock Split; and (viii) the Reincorporation.

     The Conversion. Immediately prior to the Reorganization, the holders of Group Technologies Corporation 8 1/2% Cumulative Convertible Preferred Stock (the "Preferred Stock") will convert each share of Preferred Stock into 8.1 shares of GTC Common Stock.

     The Spin-Off. At the applicable Effective Time as defined in the Plan of Reorganization, GFP shall distribute the shares of GFP Partners-V, Inc., Unison Commercial Group, Inc., and BW Riverport, Inc., pro-rata to the shareholders of GFP (the "Spin-Off").

     The Tube Turns Merger. At the applicable Effective Time as defined in the Plan of Reorganization, Tube Turns will merge with and into New Tube Turns Technologies, Inc., a Kentucky corporation and a wholly-owned subsidiary of GTC ("New Tube Turns") pursuant to the laws of the Commonwealth of Kentucky and the holders of outstanding Tube Turns Common Stock (other than those electing dissenter's rights and those entitled to receive cash in lieu of a fractional share of GTC Common Stock) will be issued solely shares of GTC Common Stock (the "Tube Turns Merger").

     The Bell Merger. At the applicable Effective Time as defined in the Plan of Reorganization, Bell will merge with and into Bell Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of GTC ("New Bell") pursuant to the laws of the State of Florida and the holders of outstanding Bell Common Stock (other than those electing dissenter's rights and those entitled to receive cash in lieu of a fractional share of GTC Common Stock) will be issued solely shares of GTC Common Stock (the "Bell Merger").

     The Merger. At the applicable Effective Time as defined in the Plan of Reorganization, GFP will be merged with and into GTC in accordance with the Kentucky Revised Statutes, as amended, and the Florida Business Corporation Act, as amended, whereupon the separate existence of GFP will cease and GTC will continue as the surviving corporation (the "Merger"). Shareholders of GFP (other
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 4.


than those electing dissenter's rights and those entitled to receive cash in lieu of a fractional share of GTC Common Stock) will be issued solely shares of GTC Common Stock.

     The GTC Contribution. Immediately after the Spin-Off, the Merger, the Tube Turns Merger and the Bell Merger, GTC will contribute all of its assets (other than the shares of New Tube Turns and New Bell and the shares of BT Holdings, Inc. and Metrum-DATATAPE, Inc.) into GTC Acquisition Corporation, a Florida corporation and a newly formed wholly owned subsidiary of GTC ("New GTC").

     The Reverse Stock Split. Immediately after shareholder approval and upon the filing of an amendment to the GTC Articles with the Florida Secretary of State, the Reverse Stock Split will be deemed effective, and each certificate representing shares of GTC Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the shareholders, to represent 1/4 of the number of shares of GTC Common Stock after the Reverse Stock Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Stock Split. In lieu thereof, each shareholder of Old Shares who would otherwise be entitled to receive a fractional share of New Shares will receive one additional New share for the fractional New share that such shareholder would otherwise be entitled to receive as a result of the Reverse Stock Split (the "Reverse Stock Split").

     The Reincorporation. At the applicable Effective Time as defined in the Reincorporation Agreement, GTC will merge with and into Sypris, a Delaware corporation and a newly formed wholly-owned subsidiary of GTC, pursuant to the laws of Florida and Delaware, whereupon the separate existence of GTC will cease and Sypris will continue as the surviving corporation. Shareholders of GTC (other than those entitled to receive cash in lieu of a fractional share of Sypris common stock) will be issued solely shares of Sypris common stock.

     Subject to the qualifications, assumptions and conditions provided herein, we are of the opinion that:

I.   The Tube Turns Merger

     A. The acquisition by New Tube Turns of substantially all of the assets of Tube Turns in exchange for shares of GTC Common Stock and the assumption of liabilities of Tube Turns pursuant to the Tube Turns Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 5.


     B. Tube Turns, GTC, and New Tube Turns will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     C. No gain or loss will be recognized by Tube Turns as a result of the Tube Turns Merger.

     D. No gain or loss will be recognized by New Tube Turns or GTC as a result of the Tube Turns Merger.

     E. The tax basis of the assets received by New Tube Turns will be the same as the tax basis of such assets of Tube Turns immediately prior to the Tube Turns Merger.

     F. The holding period of the assets of Tube Turns received by New Tube Turns will in each instance include the period for which such assets were held by Tube Turns.

     G. No gain or loss will be recognized by the shareholders of Tube Turns as a result of the exchange of Tube Turns Common Stock for GTC Common Stock pursuant to the Tube Turns Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the Tube Turns Common Stock is held as a capital asset by the respective Tube Turns shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the Tube Turns Common Stock allocable to the fractional share.

     H. The tax basis of GTC Common Stock to be received by the shareholders of Tube Turns will be the same as the tax basis of the Tube Turns Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     I. The holding period of the GTC Common Stock to be received by shareholders of Tube Turns will include the holding period of the Tube Turns Common Stock surrendered in exchange therefor, provided the Tube Turns Common Stock was held as a capital asset by the shareholders of Tube Turns on the date of the exchange.

     J. A shareholder of Tube Turns who perfects his dissenter's rights and who receives payment of the fair market value of his shares of Tube Turns Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of
Section 302 of the Code.
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 6.


II.  The Bell Merger

     A. The acquisition by New Bell of substantially all of the assets of Bell in exchange for shares of GTC Common Stock and the assumption of liabilities of Bell pursuant to the Bell Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     B. Bell, GTC, and New Bell will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     C.   No gain or loss will be recognized by Bell as a result of the Bell
Merger.

     D. No gain or loss will be recognized by New Bell or GTC as a result of the Bell Merger.

     E. The tax basis of the assets received by New Bell will be the same as the tax basis of such assets of Bell immediately prior to the Bell Merger.

     F. The holding period of the assets of Bell received by New Bell will in each instance include the period for which such assets were held by Bell.

     G. No gain or loss will be recognized by the shareholders of Bell as a result of the exchange of Bell shares for GTC Common Stock pursuant to the Bell Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the Bell Common Stock is held as a capital asset by the respective Bell shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the Bell Common Stock allocable to the fractional share.

     H. The tax basis of GTC Common Stock to be received by the shareholders of Bell will be the same as the tax basis of the Bell Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     I. The holding period of the GTC Common Stock to be received by the shareholders of Bell will include the holding period of the Bell Common Stock surrendered in exchange therefor, provided the Bell Common Stock was held as a capital asset by the shareholders of Bell on the date of the exchange.
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 7.


     J. A shareholder of Bell who perfects his dissenter's rights and who receives payment of the fair market value of his shares of Bell Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

III. The Merger

     A. The Merger of GFP with and into GTC will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     B. GFP and GTC will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     C.   No gain or loss will be recognized by GFP as a result of the Merger.

     D.   No gain or loss will be recognized by GTC as a result of the Merger.

     E. The tax basis of the assets received by GTC will be the same as the tax basis of such assets of GFP immediately prior to the Merger.

     F. The holding period of the assets of GFP received by GTC will in each instance include the period for which such assets were held by GFP.

     G. No gain or loss will be recognized by the shareholders of GFP as a result of the exchange of GFP Common Stock for GTC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the GFP Common Stock is held as a capital asset by the respective GFP shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the GFP shares allocable to the fractional share.

     H. The tax basis of GTC Common Stock to be received by the shareholders of GFP will be the same as the tax basis of the GFP Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     I. The holding period of the GTC Common Stock to be received by the shareholders of GFP will include the holding period of the
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 8.


GFP Common Stock surrendered in exchange therefor, provided the GFP Common Stock was held as a capital asset by the shareholders of GFP on the date of the exchange.

     J. A shareholder of GFP who perfects his dissenter's rights and who receives payment of the fair market value of his shares of GFP Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

IV.  The GTC Contribution

     A. No gain or loss will be recognized by GTC on its transfer of assets to New GTC in exchange for New GTC stock and the assumption by New GTC of certain liabilities of GTC.

     B. No gain or loss will be recognized by New GTC upon the issuance of New GTC stock in consideration for the assets transferred to it by GTC.

     C. The basis of each asset received by New GTC will be the same as the basis of that asset of GTC immediately before its transfer.

     D. The holding period of each asset received by New GTC will include the period during which that asset was held by GTC.

     E. The basis of the New GTC stock received by GTC will be the same as the basis of the assets transferred by GTC to New GTC, decreased by the sum of the liabilities of GTC assumed by New GTC plus the amount of liabilities to which the transferred assets are subject.

     F. The holding period of the New GTC stock received by GTC will include the period during which GTC held the transferred assets, provided the transferred assets are capital assets of GTC on the date of transfer.

     G. New GTC will not succeed to any tax attributes, including the earnings and profits of GTC.

V.   The Reincorporation.

     A. The merger of GTC with and into Sypris will constitute a reorganization within the meaning of Section 368(a) of the Code.

     B. GTC and Sypris will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 9.


     C. No gain or loss will be recognized by GTC or Sypris as a result of the Reincorporation.

     D. No gain or loss will be recognized by shareholders who exchange their GTC shares solely for Sypris shares.

     E. Shareholders of GTC will have the same tax basis in the shares of Sypris received in the Reincorporation as the basis in the shares of GTC exchanged therefor.

     F. The holding period of the shares of Sypris will include the period during which the shares of GTC were held, provided such shares of GTC were held as capital assets on the effective date of the Reincorporation.

     This opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the Internal Revenue Service ("IRS"), all existing and in effect on the date of this opinion and all of which are subject to change at any time, possibly retroactively. Any such change could materially alter the conclusions reached in this opinion. We undertake no obligation to you or any other person to give notice of any such change. As noted above, this opinion is limited to the issues expressly addressed herein and we specifically note that we render no opinion with respect to either (i) the state, local or foreign tax consequences of the Reorganization or Reincorporation, (ii) the federal income tax consequences to shareholders of GTC, GFP, Tube Turns and Bell subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset, (iii) the federal income tax consequences affecting shares of GTC Common Stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation, or holders of warrants, options or other rights to acquire shares of GFP Common Stock, GTC Common Stock, Tube Turns Common Stock and Bell Common Stock, or (iv) the federal income tax consequences to any party of the Conversion, Spin-Off and Reverse Stock Split. You should realize that this opinion is not binding on the IRS or the courts.

     This opinion is provided to you solely for purposes of complying with the requirements of Item 21(a) of Form S-4 under the Act. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the proxy statement/prospectus included therein, and to the reference to this Firm in the Registration Statement under the captions "The
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Board of Directors
Group Technologies Corporation, et al.
January 9, 1998
Page 10.


Reorganization -- Certain Federal Income Tax Consequences" and "Legal Matters." In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity other than your counsel, your accountants or your employees, except in response to a valid subpoena or other lawful process.

                                        Very truly yours,


                                        WYATT, TARRANT & COMBS

                                                /s/